UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2010

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 24, 2010, following the termination of the Purchase and Sale Agreement between NRG Energy, Inc. ("NRG") and an affiliate of the Blackstone Group L.P. ("Blackstone"), NRG issued a press release providing revised guidance for the year ending December 31, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is hereby incorporated by reference. On November 29, 2010, NRG and Blackstone acknowledged and agreed that the exclusivity provisions contained in the Purchase and Sale Agreement are no longer applicable and of no further force or effect.

Item 8.01 Other Events.

On November 30, 2010, NRG Solar LLC ("NRG Solar"), a subsidiary of NRG, announced agreements to begin construction of the 250-megawatt (MW) California Valley Solar Ranch. NRG Solar plans to invest up to $450 million of equity in the project over the next four years, subject to final total project cost and negotiation of the financing terms and conditions. A copy of the press release is filed as Exhibit 99.2 to this report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 – Press Release, dated November 24, 2010

Exhibit 99.2 – Press Release, dated November 30, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

November 30, 2010	By:	/s/ Michael R. Bramnick

Name: Michael R. Bramnick
Title: Executive Vice Pres & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 24, 2010
99.2	Press Release, dated November 30, 2010